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                                                                   EXHIBIT 23.5

                  (LETTERHEAD OF MORGAN STANLEY DEAN WITTER)

                                                               October 20, 1998

USWeb Corporation
2880 Lakeside Drive, Suite 300
Santa Clara, California 95054

Dear Sirs:

  We hereby consent to the use of our name and to the description of our opinion letter, dated August 30, 1998, in, and to the inclusion of such opinion letter as Appendix B to, the Proxy Statement/Prospectus of USWeb Corporation included in Amendment No. 2 to the Registration Statement on Form S-4 (Registration No. 333-63323) filed by USWeb Corporation with the Securities and Exchange Commission. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under, or that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                               /s/ Mark S. Menell
                                          By: ___________________________
                                                  Mark S. Menell
                                                  Principal